Exhibit 99.1

PRELIMINARY COPY SUBJECT TO COMPLETION

IMH SECURED LOAN FUND, LLC

EVERY VOTE IS IMPORTANT ***2 EASY WAYS TO VOTE ***

Dear IMH Secured Loan Fund Member:

Your written consent to certain actions on behalf of IMH Secured Loan Fund, LLC is being solicited, and all consents cast on the proposals described in the accompanying consent solicitation/prospectus will be tabulated at ____ p.m., Pacific Time, ____ , 2010. As further described in the accompanying consent solicitation/prospectus, members of the Fund are being asked to approve (i) the Conversion Transactions, including the adoption of an agreement and plan of conversion and contribution, by and among IMH Secured Loan Fund, LLC, Investors Mortgage Holdings, Inc. and its stockholders, and IMH Holdings, LLC, and its members, or the conversion plan, and (ii) the adoption of the 2010 Stock Incentive Plan.

It is important that your membership units be represented.  Please review the enclosed materials and sign, date and return the attached consent in the postage-paid envelope provided or vote via the internet.  Please call D.F. King & Co., Inc., our consent solicitor, at (800) 966-8932 if you have any questions.

Shane C. Albers
Chief Executive Officer

YOUR VOTE IS IMPORTANT!

VOTE VIA INTERNET	VOTE VIA MAIL
1. Read the Consent Solicitation/Prospectus and have this consent card at hand	1. Read the Consent Solicitation/Prospectus
2. Log on to www. dfking.com/IMH and follow the on-screen instructions	2. Mark the appropriate boxes on this consent card
3. If you vote via the Internet, you do not need to mail in this consent card	3. Sign and date this consent card
4.Mail your completed consent card in the enclosed envelope or to DF King & Co., Inc. at 48 Wall Street, New York, NY 10005

PLEASE COMPLETE THE REVERSE SIDE OF THIS CARD
THIS CONSENT IS SOLICITED ON BEHALF OF THE MANAGER OF IMH SECURED LOAN FUND, LLC

The undersigned member of IMH Secured Loan Fund, LLC (the “Fund”), hereby casts on behalf of the undersigned all votes that the undersigned is entitled to cast in connection with the consent solicitation.  The undersigned hereby acknowledges receipt of the Notice of Consent Solicitation and the accompanying Consent Solicitation/Prospectus, the terms of each of which are incorporated herein by reference.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Consent is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “ for” the proposal to approve the Conversion Transactions and “ for” each of the other proposals.  The undersigned acknowledges and represents that they have the authority to sign on behalf of the individual/entity listed below, as related to membership in the Fund.

REQUIRED SIGNATURE(S):
Date:___________________________________, 2010
By: _______________________________________________________ (duly authorized signature)	By:_____________________________________________________ (duly authorized additional signature, if applicable)
Name: ____________________________________________________ (print complete name)	Name__________________________________________________ (print complete name of additional signer, if applicable)
Title: ______________________________________________________ (print full title, if applicable)	Title: _________________________________________________ (print full title of additional signer, if applicable)

Name Address City, State, Zip	Control Number: IMH Account: Number of units: Account Name:

Exhibit 99.1

PRELIMINARY COPY SUBJECT TO COMPLETION

WRITTEN CONSENT OF MEMBERS OF IMH SECURED LOAN FUND, LLC
Voting Instructions

THE MANAGER RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2

PLEASE MAKE AN ELECTION IN BOTH PARTS I AND II BELOW:

I. Proposals		FOR	AGAINST*	ABSTAIN*
1.
To approve the Conversion Transactions, including adoption of an agreement and plan of conversion and contribution, by and among IMH Secured Loan Fund, LLC, Investors Mortgage Holdings, Inc. and its stockholders, and IMH Holdings, LLC and its members

		☐	☐	☐
2.	To approve the 2010 IMH Financial Corporation Employee Stock Option Plan	☐	☐	☐
*Even if you vote “Against” or “Abstain” you should still make an election with respect to your conversion consideration below.

II. Election to Receive Shares of Class B or Class C Common Stock

You may choose to receive a combination of Class B and Class C common stock of IMH Financial Corporation.  However, you will only receive either 220.3419 shares of Class B common stock, or 220.3419 shares of Class C common stock, or some combination thereof in 10% increments in exchange for each membership unit in the Fund you hold.  We refer to the sum of the Class B and Class C common stock you elect to receive as your conversion consideration.  If you do not elect to receive any shares of Class C common stock, you will receive 220.3419 shares of Class B common stock in exchange for each membership unit in the Fund you hold.

Please elect your conversion consideration BY MARKING AN “X” INSIDE ONLY ONE BOX next to the conversion consideration you wish to receive in the percentage of shares of Class B common stock and the conversion consideration you wish to receive in the percentage of shares of Class C common stock.  If your election is not present or inconclusive, you will receive 220.3419 shares of Class B common stock in exchange for each membership unit in the Fund you hold.

EVERYONE SHOULD MAKE AN ELECTION.  Even if your vote is “Against” or “Abstain” you should still make an election with respect to your conversion consideration.  You will not be given another opportunity to do so IF THE PROPOSALS ARE APPROVED.

Mark an “X” in ONLY one box	Class B	Class C
☐	100%	0%
☐	90%	10%
☐	80%	20%
☐	70%	30%
☐	60%	40%
☐	50%	50%
☐	40%	60%
☐	30%	70%
☐	20%	80%
☐	10%	90%
☐	0%	100%